Exhibit 10.2

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials

$3,500,000.00	09-30-2015	09-30-2016	8197223	1E / 59	***

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Borrower:	RELIV' INTERNATIONAL, INC.; RELIV', INC.; RELIV' WORLD CORPORATION; and SL Technology, Inc. 136 Chesterfield Industrial Boulevard Chesterfield, MO 63005	Lender:	Enterprise Bank & Trust St. Peters 300 St. Peters Centre Boulevard St. Peters, MO 63376

Principal Amount: $3,500,000.00	Date of Note: September 30, 2015

PROMISE TO PAY. RELIV' INTERNATIONAL, INC.; RELIV', INC.; RELIV' WORLD CORPORATION; and SL Technology, Inc. ("Borrower") jointly and severally promise to pay to Enterprise Bank & Trust ("Lender"), or order, in lawful money of the United States of America, the principal amount of Three Million Five Hundred Thousand & 00/100 Dollars ($3,500,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on September 30, 2016. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning October 30, 2015, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the As used herein "LIBOR Rate" shall mean a rate per annum equal to the ICE London Interbank Offered Rate in United States dollars for a thirty (30) day period as it appears in the Wall Street Journal, Money Rates Section, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation. The initial LIBOR Rate applicable hereunder shall be the LIBOR Rate in effect on the first Business Day of the calendar month in which this Note is dated. The LIBOR Rate shall be adjusted on that date which is thirty (30) days following the date of this Note, and again subsequently adjusted on every thirty (30) day anniversary period occurring thereafter until all indebtedness owing under the Note is paid in full, using the LIBOR Rate in effect on the first Business Day of the calendar month in which each LIBOR Rate adjustment occurs. As used herein "Wall Street Journal Money Rates Section" means the display page currently so designated on the Wall Street Journal Money Rates Section (or such other page or such other service as may replace Wall Street Journal Money Rates Section). Notwithstanding the foregoing, in no event shall the LIBOR Rate be deemed to be less than zero. As used herein "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday in which banks are authorized or required to be closed for the conduct of commercial banking business in St. Louis, Missouri. Lender’s internal records of applicable interest rates shall be determinative in the absence of manifest error. The independent index described herein is sometimes referred to as the index (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each month. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 0.201% per annum. Interest on the unpaid principal balance of this Note will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 2.250 percentage points over the Index, resulting in an initial rate of 2.451%. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note.

RECEIPT OF PAYMENTS. All payments must be made in U.S. dollars and must be received by Lender at:

Enterprise Bank & Trust

1281 North Warson Road

St. Louis, MO 63132

.

All payments must be received by Lender consistent with any written payment instructions provided by Lender. If a payment is made consistent with Lender's payment instructions but received after 4:00 pm Central Time on a business day, Lender will credit Borrower's payment on the next business day.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Enterprise Bank & Trust, St. Peters, 300 St. Peters Centre Boulevard, St. Peters, MO 63376.

LATE CHARGE. If a payment is more than 15 days late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $100.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding an additional 3.000 percentage point margin ("Default Rate Margin"). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

COLLATERAL. Borrower acknowledges this Note is secured by collateral described in a Deed of Trust and an Assignment of Rents dated September 30, 2015 on real property known as 136 Chesterfield Industrial Boulevard, Chesterfield, MO 63005, and collateral described in an Assignment of Life Insurance Policy dated September 30, 2015 and four (4) Commercial Security Agreements dated September 30, 2015. Failure to identify collateral for this Note shall not constitute a waiver of such collateral.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Missouri without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Missouri.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $20.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph. All oral requests shall be confirmed in writing on the day of the request, on forms acceptable to Lender. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following person or persons are authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender's address shown above, written notice of revocation of such authority: Ryan A. Montgomery, President of RELIV' INTERNATIONAL, INC.; Steven D. Albright, Chief Financial Officer of RELIV' INTERNATIONAL, INC.; Robert L. Montgomery, Chief Executive Officer of RELIV' INTERNATIONAL, INC.; Stephen M. Merrick, Secretary of RELIV' INTERNATIONAL, INC.; Robert L. Montgomery, Chief Executive Officer of RELIV', INC.; Ryan A. Montgomery, President of RELIV', INC.; Steven D. Albright, Chief Financial Officer of RELIV', INC.; Brett Hastings, Chief Operating Officer of RELIV', INC.; Stephen M. Merrick, Secretary of RELIV', INC.; Robert L. Montgomery, Chief Executive Officer of RELIV' WORLD CORPORATION; Ryan A. Montgomery, President of RELIV' WORLD CORPORATION; Steven D. Albright, Chief Financial Officer of RELIV' WORLD CORPORATION; Brett Hastings, Chief Operating Officer of RELIV' WORLD CORPORATION; Stephen M. Merrick, Secretary of RELIV' WORLD CORPORATION; Ryan Schmidt, President of SL Technology, Inc.; Robert L. Montgomery, Chief Executive Officer of SL Technology, Inc.; Andrew Birney, Chief Operating Officer of SL Technology, Inc.; Ryan A. Montgomery, Vice President of SL Technology, Inc.; Steven D. Albright, Treasurer of SL Technology, Inc.; and Brett Hastings, Secretary of SL Technology, Inc. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure.

CHOICE OF VENUE. Borrower agrees that the sole jurisdiction of any lawsuit arising hereunder shall be the state or federal courts having jurisdiction over any county in which the Lender has an office.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

ILLINOIS INSURANCE NOTICE. Unless Borrower provides Lender with evidence of the insurance coverage required by Borrower's agreement with Lender, Lender may purchase insurance at Borrower's expense to protect Lender's interests in the collateral. This insurance may, but need not, protect Borrower's interests. The coverage that Lender purchases may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the collateral. Borrower may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Borrower has obtained insurance as required by their agreement. If Lender purchases insurance for the collateral, Borrower will be responsible for the costs of that insurance, including interest and any other charges Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to Borrower's total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance Borrower may be able to obtain on Borrower's own.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

RELIV' INTERNATIONAL, INC.

By:	/s/ Ryan A. Montgomery	By:	/s/ Steven D. Albright
Ryan A. Montgomery, President of RELIV' INTERNATIONAL, INC.		Steven D. Albright, Chief Financial Officer of RELIV' INTERNATIONAL, INC.

RELIV', INC.

By:	/s/ Ryan A. Montgomery	By:	/s/ Steven D. Albright
Ryan A. Montgomery, President of RELIV', INC.		Steven D. Albright, Chief Financial Officer of RELIV', INC.

RELIV' WORLD CORPORATION

By:	/s/ Ryan A. Montgomery	By:	/s/ Steven D. Albright
Ryan A. Montgomery, President of RELIV' WORLD CORPORATION		Steven D. Albright, Chief Financial Officer of RELIV' WORLD CORPORATION

SL TECHNOLOGY, INC.

By:	/s/ Steven D. Albright	By:	/s/ Brett M. Hastings
Steven D. Albright, Treasurer of SL Technology, Inc.		Brett Hastings, Secretary of SL Technology, Inc.

LaserPro, Ver. 15.4.11.007 Copr. D+H USA Corporation 1997, 2015. All Rights Reserved. - MO P:\CFI\LPL\D20.FC TR-2656 PR-136 (M)